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                                                                    Exhibit 99.1

Contact:

Investors:                                                Media:
Ann Tanabe                                                Daniel Budwick
Encysive Pharmaceuticals                                  BMC Communications
(713) 796-8822                                            (212) 477-9007 ext. 14

Hershel Berry
The Trout Group
(415) 392-3385


FOR IMMEDIATE RELEASE

              ENCYSIVE PHARMACEUTICALS APPOINTS JOHN H. DILLON II
                             TO BOARD OF DIRECTORS

HOUSTON -NOVEMBER 18, 2004- Encysive Pharmaceuticals (NASDAQ: ENCY) today announced the appointment of John H. Dillon II to its Board of Directors. Mr. Dillon's appointment brings the number of Directors to eleven.

Mr. Dillon has over 30 years of experience in the healthcare and pharmaceutical industry. Before retiring at the end of 2003, Mr. Dillon held the position of Executive Vice President, Corporate Development at Auxilium Pharmaceuticals, Inc., a specialty pharmaceutical company. Mr. Dillon was responsible for directing worldwide business opportunities, product/technology in-licensing agreements and partnering functions for the company, and as Senior Vice President, Marketing, he managed all pre-launch and launch activities of the company's first commercial product. Mr. Dillon served in marketing and business development executive positions at several companies following two decades in various positions at SmithKline Beecham Corporation including Vice President & Director of Worldwide Business Development where he managed business development, acquisition and/or licensing, and strategic product planning, and served as principal negotiator for the global pharmaceutical business.

"Mr. Dillon's extensive experience in the areas of business development and marketing will be a valuable asset to Encysive," stated John M. Pietruski, Chairman of the Board of Encysive Pharmaceuticals. "We look forward to his contributions as we move closer towards the commercialization of Thelin(TM)."

Mr. Dillon holds a BA in History from Lafayette College and an M.B.A. from Wharton School at the University of Pennsylvania. In addition, as a SmithKline Beecham representative, Mr. Dillon held positions of Vice Chairman and Chairman on the National Pharmaceutical Council, an industry-wide body of the top 28 companies chartered to address issues of common interest to the U.S. pharmaceutical industry.

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                                                                    Exhibit 99.1


ABOUT ENCYSIVE PHARMACEUTICALS

Encysive Pharmaceuticals Inc., a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for our expertise in small molecule drug development and vascular biology. Argatroban, our first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Encysive Pharmaceuticals is in Phase III development of the endothelin antagonist, Thelin, for pulmonary arterial hypertension. Our majority-owned affiliate, Revotar Biopharmaceuticals AG, is in Phase II development with the selectin antagonist bimosiamose in asthma, psoriasis and atopic dermatitis. Encysive Pharmaceuticals has several other research and development programs ongoing for a range of cardiovascular and inflammatory diseases. To learn more about Encysive Pharmaceuticals please visit our web site: www.encysive.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required government approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Encysive Pharmaceuticals, including as Texas Biotechnology Corporation, has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

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